UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2008

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

                Effective January 16, 2008, Peter S. Case resigned as the Chief Financial Officer, Senior Vice President — Finance and Treasurer of Crocs, Inc. (the “Company”). He will no longer serve as the Company’s principal financial officer or principal accounting officer. Effective January 16, 2008, Mr. Case was appointed to the newly created position of Senior Vice President, Retail Division.

                Effective January 16, 2008, Russell C. Hammer was appointed Chief Financial Officer, Senior Vice President — Finance and Treasurer of the Company. He will serve as the Company’s principal financial officer and principal accounting officer.

                Mr. Hammer has been employed by Motorola, Inc. for 30 years in a variety of senior level executive positions. From April 2005 to August 2007 Mr. Hammer served as Chief Financial Officer and Corporate Vice President of the $5 billion Connected Home Solutions Business of Motorola, Inc. From August 2002 to March 2005 he served as Chief Audit Officer of Motorola, Inc. and from August 1998 to July 2002 he served as Chief Financial Officer, Asia Cellular Subscriber Business of Motorola, Inc.

                The Company also entered into an employment agreement with Mr. Hammer dated January 16, 2008. The employment agreement provides that Mr. Hammer will receive a base salary of $375,000, subject to annual adjustments. Mr. Hammer’s bonus target will be 60% of his base salary. He will also be eligible to receive bonuses pursuant to the Company’s 2008 Cash Incentive Plan based on performance criteria established by the compensation committee of the Company’s board of directors.

                Mr. Hammer will also receive relocation and housing expenses and will be entitled to participate in all employee benefit plans and programs generally available to the Company’s executives, including the Company’s 2007 Senior Executive Deferred Compensation Plan. The employment agreement also provides that Mr. Hammer will receive a lump sum equal to six months base salary if he is terminated by the Company involuntarily without cause. During his employment with the Company and for a period of six months after the termination of his employment with the Company, Mr. Hammer will be restricted from participating in certain competitive businesses.

                Pursuant to the Company’s 2007 Equity Incentive Plan, the Company also awarded Mr. Hammer options to purchase 150,000 shares of the Company’s common stock at an exercise price of $30.05, the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date. Twenty-five percent of the options will vest on the first anniversary of the grant date and the remaining options will vest in thirty-six equal monthly installments upon his completion of each additional month of continuous employment with the Company after the first anniversary of the grant date.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: January 18, 2008	By:	/s/ Ronald R. Snyder
Ronald R. Snyder,
President and Chief Executive Officer